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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event              May 23, 2000 (May 9, 2000)
reported):                                          ----------------------------


                         Forest Glade International Inc.
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               (Exact Name of Registrant as Specified in Charter)



           Nevada                   000-25251                  52-212549
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                            Identification No.)


444 Victoria Street, Suite 370, Prince George, British Columbia, Canada V2L 2J7
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area         (250) 564-6868
code:                                                 --------------------------



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           Former Name and Former Address (Changed Since Last Report)

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Item 5.    Other Matters

           A.  Private Placement

                  On May 9, 2000, Forest Glade International Inc. (the "Company") closed a private placement of certain of its securities to an accredited investor pursuant to the terms of a Convertible Debenture Purchase Agreement (the "Agreement") dated as of May 1, 2000. The proceeds from the private placement transaction are principally intended to be used to finance the development of a web site, www.fetchomatic.com, containing an Internet search engine. The web site is operated by Fetchomatic.com Online Inc. (formerly known as SSA Coupon Limited), a wholly owned subsidiary of the Company. The Company raised $3,500,000 in the private placement transaction from the sale of its 7% convertible debentures (the "Debentures"), due May 1, 2003, and common stock purchase warrants (the "Warrants") to purchase up to 521,765 shares of the Company's common stock, $.001 par value (the "Common Stock").

         Pursuant to the terms of the Debentures and the Agreement, the Debentures may be converted into shares of Common Stock at the option of the holders of such Debentures, in whole or in part at any time and from time to time. The number of shares of Common Stock issuable upon a conversion is based on the conversion price (the "Conversion Price") in effect at the time of conversion. The Conversion Price is the lesser of (i) $2.295 and (ii) 80% of the average of the lowest three per share market values (determined as the last closing bid price per share), which need not occur on consecutive days, during the twenty (20) trading days immediately preceding the applicable conversion date. In the event of a conversion, the holder of the Debenture exercising its right to convert will receive a number of shares of Common Stock equal to the sum of (i) the quotient obtained by dividing (x) the outstanding principal of the Debenture to be converted and (y) the Conversion Price, and (ii) the amount of interest accrued on the principal amount of the Debentures to be converted as of the date of conversion divided by the Conversion Price.

         The Warrants entitle the holders thereof to purchase from the Company up to a total of 521,765 shares of Common Stock at an exercise price (the "Exercise Price") equal to $2.295 per share (subject to adjustment in the event of the payment of dividends, stock splits or similar transactions prior to the date of conversion). The Warrants are exercisable at any time and from time to time from the date of the closing of the private placement through and including May 1, 2005.

         The Company has agreed with the purchaser of the Debentures and Warrants to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), by no later than forty (40) days after the closing of the private placement transaction, for the purpose of registering the resale of the shares of Common Stock issuable upon a conversion in full of all of the Debentures and exercise in full of the Warrants.


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         The purchaser of the Debentures and Warrants has also agreed, subject to the satisfaction of certain conditions as more fully described below, to purchase from the Company two additional tranches of debentures and warrants (respectively, the "Additional Debentures" and the "Additional Warrants," collectively the "Additional Securities"). The Additional Debentures and Additional Warrants shall be issued in forms identical to the Debentures and Warrants, except that: (i) the Conversion Price applicable to (x) the first Additional Debentures shall equal 120% of the average of the per share market value for the five (5) trading days preceding the closing date of the first Additional Debentures and (y) the second Additional Debentures shall equal 120% of the average of the per share market value for the five (5) trading days preceding the closing date of the second Additional Debentures, and (ii) the Exercise Price applicable to (x) the first Additional Warrants shall equal 120% of the average of the per share market values for the five (5) trading days immediately preceding the closing date of the first Additional Warrants and (y) the second Additional Warrants shall equal 120% of the average of the per share market values for the five (5) trading days immediately preceding the closing date of the second Additional Warrants. Each of the Additional Debentures will be in the aggregate principal amount of $3,250,000 and shall rank pari passu with the initial Debentures. The Additional Warrants entitle the holders thereof to purchase a number of shares of Common Stock equal to 20% of the principal amount of the Additional Debenture that is contemporaneously purchased with such Additional Warrant.

         The commitment of the purchaser of the Debentures to acquire the Additional Securities is subject to satisfaction of the following conditions:
(i) the registration statement covering the shares underlying the Debentures and Warrants shall have been declared effective by the SEC under the Securities Act of 1933, as amended, and shall have remained effective at all times prior to the closing date for the applicable tranche of Additional Securities, (ii) for the ten (10) trading days immediately preceding the date upon which the Company or the purchaser of the Debentures provides written notice to the other requiring the other party to sell or buy, as the case may be, the Additional Securities, the average daily trading volume of the Common Stock on the OTC Bulletin Board shall be at least 150,000 shares and the average of the per share market value for such ten (10) trading day period shall be greater than $1.75, and (iii) such other conditions as are more fully described in Sections 7 and 8 of Exhibit 10.5.

         B.       Acquisition or Disposition of Assets

                  On May 2, 2000, 514592 B.C. Ltd. (the "Subsidiary"), a British Columbia corporation, entered into a Contract of Purchase and Sale (the "Contract") with 525560 B.C. Ltd. (the "Purchaser"), a British Columbia corporation, to sell Mountain View Park (as defined below) for a purchase price (the "Purchase Price") of Can$1,000,000.

                  The Subsidiary is a wholly owned subsidiary of Forest Glade Properties Inc. ("Properties"). Properties is a wholly owned subsidiary of the Company. The historical business of the Company, through the Subsidiary, is owning and operating mobile home parks in Canada. The primary asset of the Subsidiary is the mobile home park ("Mountain View Park") located at 100 Aspen Drive, Sparwood, British Columbia, Canada. The

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Subsidiary's ownership interest in Mountain View Park is subject to a mortgage
(the "Mortgage") held by the Royal Bank of Canada. The outstanding principal balance of the Mortgage was approximately Can$655,000 as of May 1, 2000.

         The Subsidiary and the Purchaser have not completed the transaction relating to the Contract as they are currently in the process of registering a "State of Title Certificate" to effect the transfer of ownership of Mountain View Park from the Subsidiary to the Purchaser. Upon the consummation of the sale of Mountain View Park, (i) the Subsidiary and the Company will cease to be in the business of owning and operating mobile home parks, and (ii) the Company's business will focus solely on the development of the web site and Internet search engine described below in Item 5(C).

         C.       Internet Initiatives

                  The Company, through its wholly owned subsidiary Fetchomatic.com Online Inc., has been developing www.fetchomatic.com, a web site with an integrated search engine and portal that utilizes a geographical searching capability. The intellectual property owned and developed by the Company permits users to locate a business or service in a geographical location selected by the user by clicking on an online map. The Company currently has over 16 million United States' businesses in its database which can be accessed through a variety of business classifications. The Company expects to add to listings for businesses in Canada and other countries to its database.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a)-(b)  Not Applicable

         (c)      Exhibits.
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

         Exhibit No.       Description

         10.1              Convertible Debenture Purchase Agreement between Forest Glade International Inc. and
                           Collinson Road LLC, dated as of May 1, 2000
         10.2              Forest Glade International Inc. 7% Convertible Debenture No.1 Due May 1, 2003
         10.3              Registration Rights Agreement between Forest Glade International Inc. and Collinson Road LLC
         10.4              Forest Glade International Inc. Warrant No. 1
         10.5              Letter Agreement between Forest Glade International Inc. and Collinson Road LLC, dated as of
                           May 1, 2000
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                             Forest Glade International Inc.

                             By: /s/ Wayne E. Loftus
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                                     Wayne E. Loftus
                                     President and Chief Executive Officer

May 23, 2000